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                                                                    EXHIBIT 23.3

We consent to the reference to our firm under the captions "Selected Financial Information of Capital" and "Experts" and to the use of our report dated March 17, 1999, with respect to the financial statements of Capital Sports Properties, Inc. included in the Proxy Statement of Bull Run Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Bull Run Corporation.


                                                /s/ ERNST & YOUNG LLP


Atlanta, Georgia
August 5, 1999